Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 of our report dated July 21, 2022, with respect to the consolidated financial statements of Lifeway Foods, Inc. and Subsidiaries as of December 31, 2021 and for the year then ended, included in the annual report on Form 10-K of Lifeway Foods, Inc. and Subsidiaries as of and for the year ended December 31, 2022.

/s/ Mayer Hoffman McCann P.C.

Chicago, Illinois

May 24, 2023